Exhibit (c)(iii)

Board Meeting

January 14, 2021

Privileged & Confidential
Attorney Client Communication

perspecta™

Agenda

“Stay the Course Revisited”

Executive Summary

- As previously discussed with the Board, the starting point for evaluating a potential proposal to acquire Panther involves fully understanding the risks and opportunities associated with the "Stay the Course" case
- Since the October 6, 2020 Board Meeting, Panther's FY21 – FY24 forecast has not changed materially, but the level of uncertainty has increased substantially:
  - A changing political landscape, with a new Administration, longer transition period and a Democratic controlled Congress
  - Federal IT budgets trending below historical 2% annual growth with DoD budget growth slowing
    - Expanding deficits and budgetary pressures exacerbating the likely decline in DoD outlay growth to near 0% by FY23
  - Continuing industry M&A activity intensifying the competitive landscape
- Panther continues to trade at a ~30% EV/EBITDA multiple discount to its peers despite the July 2020 JANA investment and more recent sale rumors
  - Panther's FY19 – FY21E revenue CAGR of 3% (1% organic, 2% inorganic) has been well below the average 13% revenue growth CAGR of its peers
  - The NGEN loss caused a 17% decline in Panther's stock price, in line with the estimated loss of NGEN EBITDA
    - Despite Management's emphasis on growth on an ex-NGEN basis, analysts and investors view Panther as shrinking on an overall basis
    - Multiple years of above-industry organic growth will be necessary to replace the loss of the NGEN revenue and EBITDA
  - Aggregate EBITDA does not materially grow over the forecast period (FY21 - FY24) despite projected 4% - 6% revenue growth due to declining EBITDA margins as higher margin / higher capital intensity contracts are completed
- Panther's current stock price reflects takeover speculation, which has been further fueled by Viper's recent 13-D filing
  - Panther's unaffected stock price was $19.60 per share prior to the 11/9/20 Bloomberg article suggesting a sale process
- **Given the above factors, Panther is a "Show Me Story", which will take a combination of consistent, flawless execution (including the winning of multiple $B+ new business awards) and significant inorganic growth for Panther's stock to close the gap with its faster-growing peers over the next 3 to 4 years**

Above Market Organic Growth Will Be Challenging

- During the FY19 – FY21 period, Panther has grown revenue at a 3% CAGR (1% organic, 2% inorganic)
- Panther's revenue growth forecast assumes significant market share gains given overall Federal IT spending is expected to be 2% or less annually
  - Current B&P engine and historical new business win rates of 29% underpin current 4% Forecast
  - There are no pipeline opportunities that have been excluded due to resource constraints
- In the current environment, it takes an extended period of time (18 - 24 months) for new wins to impact revenue and EBITDA
- There are two ways to accelerate organic growth:

Increase Win Rates

- We currently are doing everything practical to deliver at or above industry win rates now
  - Key hires, SMEs, specific IRAD projects, Panther innovation, MarCom
- We have not and will not "no bid" a deal because of resource constraints
- Significantly pressures bid profit margins - A "Race to the Bottom" strategy
- Increase investment in customer facing resources (BD execs, customer SMEs, solution architects, etc.) and in the development of technologies to create differentiated capabilities and customer offerings
  - Greater than 12 months time to fully staff / train resources and begin impacting pipeline
- Incremental investment to improve win rates unfavorably impacts G&A rate competitiveness and profitability
  - [redacted]

Expand Addressable Market

- The largest adjacent markets are the staff augmentation, test & evaluation, logistics and base operations support markets
  - Highly competitive, technically undifferentiated markets
  - Profit margins are typically low single digits, substantially below Panther's double digit profit margins
- Other higher-growth adjacent markets (C4ISR solutions, AI/ML, analytics) will require acquisitions at premium multiples to gain requisite credentials, capabilities and market access

Federal IT Spending Has Historically Grown at 2% per Year

Federal IT spending likely to remain constrained over the next 5 years, pressuring industry organic growth

Federal IT Spending

- According to the Government's Federal IT Dashboard, Federal IT spending (excluding classified spending) has grown from $75B to a projected $91B in FY21, a 10-year CAGR of less than 2%
  - Sequestration in FY13 and FY17 resulted in spending declines in those years
- Deltek, the leading industry analysis company, sized the FY20 contractor-accessible spending (including classified IT spending) at $117B
  - Forecasts FY22 spending to grow at a CAGR of less than 1% to $118B

Overall Defense Budget Outlook

- Goldman Sachs is calling for a "flattish [Federal] budget environment over the next five years," with "few calling for overall defense budget growth"
- Defense budgets, which account for ~70% of Federal IT spending, are seen by Barclays research to "decline beyond FY22…. While the defense budget is primarily driven by the global threat environment, its direction is not independent of the budgetary situation"

Federal IT Spending Growth



8.0%
6.0%
4.0%
2.0%
0.0%
(2.0%)
(4.0%)
(6.0%)
(8.0%)
2% 10-Year Average
0.4%
(3.3%)
3.3%
6.3%
3.0%
(5.3%)
6.4%
4.3%
2.6%
1.8%
FY12
FY13
FY14
FY15
FY16
FY17
FY18
FY19
FY20
FY21

Source: Federal IT Dashboard. Includes hardware spending; excludes classified programs. FY based on Government Fiscal Year.

Panther's Discounted Valuation Reflects Historical and Analysts' Projected Growth Metrics Substantially Below Its Peers

- For CY2019 and CY20E, Panther's revenue and EBITDA growth has been significantly below its peers
  - ➢ Panther's annual revenue and EBITDA growth (including acquisitions) has been single digits or negative, while its peers have grown both metrics by double digits
  - ➢ Although a number of the peers have supplemented their growth with substantial acquisitions, peer disclosed organic growth rates have still exceeded Panther's performance
- Research analysts' CY2021 and CY2022 EBITDA growth estimates for Panther are (9.6%) and 0.6% respectively, compared to 8.3% and 7.0% for its peers
  - ➢ A re-rating of Panther's EV/EBITDA multiple will require consistent EBITDA growth

Revenue Growth


25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
(5.0%)
(10.0%)

	BAH	CACI	LDOS	MANT	SAIC	Peer Ave.	Panther
CY2019	10.9%	16.3%	8.8%	13.5%	34.3%	16.7%	6.1%
CY2020	9.3%	9.6%	12.1%	12.8%	13.6%	11.5%	(0.5%)
CY2021	8.3%	7.2%	12.4%	5.3%	8.6%	8.4%	(7.7%)
CY2022	4.9%	4.7%	7.2%	5.8%	4.4%	5.4%	0.4%

EBITDA Growth


30.0%
20.0%
10.0%
0.0%
(10.0%)
(20.0%)

	BAH	CACI	LDOS	MANT	SAIC	Peer Ave.	Panther
CY2019	8.9%	7.4%	9.6%	17.6%	47.9%	18.3%	8.2%
CY2020	11.7%	27.2%	14.5%	15.5%	18.2%	17.4%	(11.6%)
CY2021	4.0%	7.5%	9.3%	7.6%	13.1%	8.3%	(9.6%)
CY2022	9.1%	7.1%	7.3%	4.1%	7.4%	7.0%	0.6%

Source: Company filings, FactSet consensus

Panther Has Consistently Traded at a Significant Discount to Its Peers

Public GTS valuations have been volatile over the past 24 months, following the overall market volatility; Panther has traded at an average EV / NTM EBITDA discount of 32%

EV / NTM EBITDA and Panther Discount


GTS Peer Average
GTS Peer 2-Year Average = 13.0x
Panther 2-Year Average EV/EBITDA Discount = 32%
Panther EV/EBITDA Discount to Peers
EV / NTM EBITDA
Panther EV / EBITDA Discount
16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
70%
60%
50%
40%
30%
20%
10%
Jan-19
May-19
Sep-19
Jan-20
May-20
Sep-20
Jan-21

Enterprise Value[(1)] / CY2021E EBITDA


15.8x
15.6x
13.2x
11.4x
11.2x
10.1x
Peer Average: 13.4x
25% Discount
BAH
MANT
LDOS
SAIC
CACI
Panther

Panther 2-Year Average NTM Multiple: 8.8x

Unaffected Panther CY2021E Multiple on 11/6/2020[(2)]: 8.8x
Peer Average CY2021E Multiple on 11/6/2020: 12.0x

(1) Enterprise value as of January 11, 2021.
(2) Based on unaffected price of $19.60 prior to Bloomberg article suggesting Panther sale on 11/9/20. Price prior to disclosure of JANA's stake in Panther on 6/11/20 was $21.06.

Goldman Sachs

STONE KEY PARTNERS

Current Management Forecasts – Excluding NGEN[(1)]

Management Forecast (Excl. NGEN) – 4% CAGR

	FY Ending March 31,				FY21-FY24
	2021E	2022E	2023E	2024E	CAGR
Revenues	**$3,692**	**$3,840**	**$3,994**	**$4,153**	*4%*
% Growth		*4%*	*4%*	*4%*	
Adj. EBITDA (Before SBC)	**$613**	**$614**	**$617**	**$630**	*1%*
% Margin	*16.6%*	*16.0%*	*15.4%*	*15.2%*	
Adj. EBITDA	**$578**	**$579**	**$582**	**$595**	*1%*
% Margin	*15.6%*	*15.1%*	*14.6%*	*14.3%*	
Adj. Net Income	**$275**	**$299**	**$326**	**$353**	*9%*
Adj. EPS	**$1.69**	**$1.85**	**$2.01**	**$2.18**	*9%*
Share Repurchases	$20	$40	$40	$40	
Debt Paydown	$475	$161	$315	$275	
Ending Total Debt	$2,161	$2,000	$1,685	$1,410	
LTM Leverage	3.1x	3.4x	2.9x	2.4x	
Shares Outstanding	162.1	162.1	162.1	162.1	

Assumptions & Considerations:

- Plan represents low-end of announced guidance range
  - ~4% organic revenue CAGR excluding NGEN-SMIT
  - ~1% organic EBITDA CAGR (before SBC expense)
  - Adj. EBITDA margins (before SBC expense) decline to 15.2% by FY2024
- Assumes likely flat Government budget growth scenario in GFY21 – GFY24, requiring market share gains
- 2% reduction in annual revenue and EBITDA from previously presented forecast

Management Forecast (Excl. NGEN) – 6% CAGR

	FY Ending March 31,				FY21-FY24
	2021E	2022E	2023E	2024E	CAGR
Revenues	**$3,692**	**$3,925**	**$4,172**	**$4,435**	*6%*
% Growth		*6%*	*6%*	*6%*	
Adj. EBITDA (Before SBC)	**$613**	**$627**	**$644**	**$673**	*3%*
% Margin	*16.6%*	*16.0%*	*15.4%*	*15.2%*	
Adj. EBITDA	**$578**	**$592**	**$609**	**$638**	*3%*
% Margin	*15.6%*	*15.1%*	*14.6%*	*14.4%*	
Adj. Net Income	**$275**	**$309**	**$347**	**$387**	*12%*
Adj. EPS	**$1.69**	**$1.91**	**$2.14**	**$2.39**	*12%*
Share Repurchases	$20	$40	$40	$40	
Debt Paydown	$475	$176	$343	$317	
Ending Total Debt	$2,161	$1,985	$1,643	$1,326	
LTM Leverage	3.1x	3.3x	2.7x	2.1x	
Shares Outstanding	162.1	162.1	162.1	162.1	

Assumptions & Considerations:

- Plan represents high-end of announced guidance range
  - ~6% organic revenue CAGR excluding NGEN-SMIT
  - ~3% organic EBITDA CAGR (before SBC expense)
  - Adj. EBITDA margins (before SBC expense) decline to 15.2% by FY2024
- A more challenging budget environment will likely require more significant market share gains to achieve 6% growth
- FY21-FY24 EBITDA and EPS CAGR show slight improvement over previously presented forecast, but absolute values are lower given lower starting base

Note: Management forecasts as of 12/13/2020.

(1) Note that while income statement items (revenue, EBITDA, net income, EPS) are presented without the impact of NGEN, the remaining financial statements including share repurchases, debt paydown, ending debt balances, leverage and share counts are presented on a total company basis, including the impact of cash flows derived from NGEN.

Forecast Comparison – Panther Revenues and EBITDA (Excluding NGEN)

Revenues ($M)



$5,000
$4,500
$4,000
$3,500
FY19A
FY20A
FY21E
FY22E
FY23E
FY24E
$3,549
$3,676
$3,692
$3,925
$3,840
$3,910
$4,208
$4,172
$3,994
$4,518
$4,485
$4,153
2% FY19-21 CAGR
7% FY21-24 CAGR: 4% Plus M&A
6% FY21-24 CAGR
4% FY21-24 CAGR
4% Forecast
6% Forecast
4% Forecast w/Acquisitions (2)

Adj. EBITDA ($M) and EBITDA Margins(1)



$700
$650
$600
$550
FY21E
FY22E
FY23E
FY24E
$578
$592
$585
$579
$609
$601
$582
$638
$628
$595
3.4% FY21-24 CAGR
2.8% FY21-24 CAGR
1.0% FY21-24 CAGR



18.0%
16.0%
14.0%
12.0%
FY21E
FY22E
FY23E
FY24E
15.6%
15.1%
15.0%
14.6%
14.3%
14.4%
14.3%
13.9%
4% Forecast
6% Forecast
4% Forecast w/Acquisitions (2)

(1) Adj. EBITDA is shown burdened by stock-based compensation expense.
(2) Assumes $150M in annual acquisitions of a ~$140M revenue, 9% EBITDA business at 12x multiple.

Forecast Comparison – Panther Revenues and EBITDA (Including NGEN)

Revenues ($M)



$5,000
$4,500
$4,000
$3,500
FY19A
FY20A
FY21E
FY22E
FY23E
FY24E
$4,274
$4,504
$4,535
$3,945
$4,015
$4,030
$3,994
$4,208
$4,172
$4,518
$4,435
$4,153
3% FY19-21 CAGR
0% FY21-24 CAGR: (3%) Plus M&A
(1%) FY21-24 CAGR
(3%) FY21-24 CAGR
4% Forecast
6% Forecast
4% Forecast w/Acquisitions (2)

Adj. EBITDA ($M) and EBITDA Margins[1]



$700
$650
$600
$550
FY21E
FY22E
FY23E
FY24E
$689
$605
$597
$591
$609
$601
$582
$638
$628
$595
(2.6%) FY21-24 CAGR
(3.0%) FY21-24 CAGR
(4.8%) FY21-24 CAGR



18.0%
16.0%
14.0%
12.0%
FY21E
FY22E
FY23E
FY24E
15.2%
14.9%
14.6%
14.3%
14.4%
14.3%
13.9%
4% Forecast
6% Forecast
4% Forecast w/Acquisitions (2)

(1) Adj. EBITDA is shown burdened by stock-based compensation expense.
(2) Assumes $150M in annual acquisitions of a ~$140M revenue, 9% EBITDA business at 12x multiple.

Panther LTM Share Price Performance

An analysis of Panther's unaffected share price suggests a value near $20, after adjusting for JANA's and Veritas' 13-D filings and the Bloomberg article speculation about a potential sale

Share Price Performance



$34
$30
$26
$22
$18
$14
Closing Price (USD)
Jan-2020
Mar-2020
May-2020
Jul-2020
Sep-2020
Nov-2020
Jan-2021
Panther loses NGEN contract to Leidos (2/5/20)
13-D filed disclosing JANA stake in Panther (6/11/20)
Bloomberg publishes article on potential sale of Panther ($19.60 share price day before article release) (11/9/20)
Veritas files 13-D announcing preliminary buyside discussions with Panther (1/6/21)
$ 25.97
$ 18.43
Panther (Adjusted)
Panther (Actual)

Source: Bloomberg and IBES as of 11-Jan-2021

Note: Panther adjusted share price calculated by using median of government services peers 1-day share price performance on notable trading events (JANA 13-D, Bloomberg article, Veritas 13-D). Government services peers include Booz Allen Hamilton, CACI, Leidos, ManTech and SAIC.

Management Forecasts Sensitivities – Present Value of Panther's Future Share Price[1]

Annual Present Value of Panther Share Prices At 9.0x Forward Multiple



Present Value of Panther Share Price
$30.00
$27.00
$24.00
$21.00
$18.00
Panther Current Share Price (1/11/21): $25.97
Panther Unaffected Share Price(2): $19.60
$20.93
$21.05
$22.20
$20.52
$19.81
$20.27
$20.17
$19.57
$20.01
FY21
FY22
FY23

Annual Present Value of Panther Share Prices Assuming Multiple Expansion



$30.00
$27.00
$24.00
$21.00
$18.00
Dotted lines represent PV prices assuming a 9.5x Forward Multiple in FY22 and a 10x Forward Multiple in FY23
$25.48
$23.50
$22.77
$22.20
$21.50
$20.93
$21.05
$20.27
$20.52
$19.81
$20.17
$20.01
$19.57
FY21
FY22
FY23
4% Forecast
6% Forecast
4% Forecast w/Acquisitions

Note: EBITDA is burdened by SBC expense.

(1) Value of share prices, based on a stated forward EBITDA multiple and FYE net debt, discounted to 3/31/21 at a Panther 9.5% cost of equity.

(2) Based on unaffected price of $19.60 prior to Bloomberg article suggesting Panther sale on 11/9/20. Price prior to disclosure of JANA's stake in Panther on 6/11/20 was $21.06.

Goldman Sachs

STONE KEY PARTNERS

Near-Term Next Steps

- [redacted] reverse due diligence summary to be shared with the Board on [19-Jan]
- Definitive Bids Due No Later Than 20-Jan
- Board meeting [22-Jan] to:
  - Review and evaluate proposals
  - Identify any clarifying questions or additional information required from each party
  - Discuss feedback to buyers and potential next steps
- 22-Jan / 23-Jan: Deliver feedback to buyers and where necessary negotiate proposal terms
  - If necessary, we may ask for revised / improved proposals from one or both parties
- Week of 25-Jan: Board discussion to determine path forward

Thank you

Additional Supporting Materials

Panther – LTM Share Price Performance



$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
Panther Share Price
Jan-20
Apr-20
Jul-20
Oct-20
Jan-21
A
B
D
F
G
I
J
L
N
C
E
H
K
M
S&P 500: 16.4%
Gov't Services Peers: 6.2%
Panther: (0.5%)
Panther
Government Technology Services (Excluding Panther)
S&P Index

	Date	Detail	Price Chg. (%)
A	2/5/20	NGEN SMIT awarded to Leidos	(17.0%)
B	6/11/20	JANA Partners disclosed 5.9% stake in Panther	19.6%
C	6/20/20	CNBC published an article discussing JANA's stake in Panther and its prior activist experience in the GTS sector	(0.5%)
D	6/22/20	Barron's published an article discussing JANA's stake in Panther	(0.5%)
E	6/25/20	Activistmonitor published an article discussing JANA's stake in Panther	0.6%
F	8/14/20	JANA Partners disclosed 5.8% stake in Panther	0.2%
G	9/10/20	JANA Partners disclosed 7.4% stake in Panther, also referenced in Bloomberg article	0.7%

	Date	Detail	Price Chg. (%)
H	10/14/20	JANA Partners disclosed 8.6% stake in Panther	2.8%
I	10/16/20	Barron's discuses JANA's increased stake in Panther	0.5%
J	11/9/20	Bloomberg published article suggesting Panther is considering sale	14.4%
K	11/16/20	JANA Partners disclosed 8.0% stake in Panther	(0.4%)
L	11/17/20	The Deal posted an article discussing JANA's stake in Panther	(0.4%)
M	12/10/20	Activistmonitor published article stating that Panther has hired Goldman Sachs to weight strategic options	1.4%
N	1/6/21	Veritas Capital Management files 13D/A	7.5%

Note: Stock prices as of January 11, 2021. Government Services peers include BAH, CACI, LDOS, MANT and SAIC.

TTM Book:Bill Has Limited Correlation With CY2021 Revenue Growth

Currently, there is very limited correlation between TTM Book:Bill and CY2021 revenue growth for the Government Technology Services sector

TTM Book:Bill vs CY2021 Revenue Growth



12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
CY2021 Revenue Growth
LDOS(1)
BAH
CACI
SAIC(1)
MANT
Panther
ex. NGEN(2)
0.5x
1.0x
1.5x
2.0x
2.5x
TTM Book:Bill

- Panther TTM book:bill is 1.2x
- Multiple factors impact revenue realization, including:
  - Contract Period of Performance (PoP)
  - Program ramp-up / transition
  - Continuing resolution delays
  - Funding availability
  - Task order award delays
- Revenue growth is also impacted by a company's contract run-offs
- Approximately 50% of TTM bookings are contracts with 7-10 year periods of performance, which significantly impact the amount of annual revenue realization

Revenue growth based on FactSet consensus as of 1/11/21
(1) Revenue growth adj. for 2020 acquisitions.
(2) Book to bill for Panther as of 12/31/20, peer book to bill as of latest quarter reported.

Acquisition Scenario Assumptions

Acquisition Assumptions

- $150M annual acquisitions beginning in FY 2022 – Total spend of $450M on 3 acquisitions
- 12x EBITDA purchase multiple
- Target Assumptions:
  - ~$140M revenues
  - 9.0% EBITDA margins
  - 4.0% Annual revenue growth
  - 5.0% Annual EBITDA growth to account for synergies
- 16% of acquisition price as intangibles amortized over 10 years
- 5.0% acquisition debt interest rate
- 25% tax rate

Acquisition Considerations

- Limited universe of attractive companies with ~$150M in revenues
- Increasingly competitive M&A market
- Modest integration risk given size of acquisitions

Management Forecasts Sensitivities – Present Value of Panther's Future Share Price(1)

Annual Present Value of Panther Share Prices At 9.0x Forward Multiple	Annual Present Value of Panther Share Prices Assuming Multiple Expansion



$30.00
$27.00
$24.00
$21.00
$18.00
Present Value of Panther Share Price
Panther Current Share Price (1/11/21): $25.97
Panther Unaffected Share Price(2): $19.60
$20.93
$20.52
$20.17
$19.52
$21.05
$19.81
$19.57
$18.33
$22.20
$20.27
$20.01
$18.21
FY21
FY22
FY23



$30.00
$27.00
$24.00
$21.00
$18.00
Dotted lines represent PV prices assuming a 9.5x Forward Multiple in FY22 and a 10x Forward Multiple in FY23
$25.48
$23.50
$22.77
$21.50
$22.20
$20.93
$20.52
$20.17
$19.52
$21.05
$19.81
$19.57
$18.33
$20.27
$20.01
$18.21
FY21
FY22
FY23

2% Forecast
4% Forecast
6% Forecast
4% Forecast w/Acquisitions

Note: EBITDA is burdened by SBC expense.

(1) Value of share prices, based on a stated forward EBITDA multiple and FYE net debt, discounted to 3/31/21 at a Panther 9.5% cost of equity.

(2) Based on unaffected price of $19.60 prior to Bloomberg article suggesting Panther sale on 11/6/20. Price prior to disclosure of JANA's stake in Panther on 6/11/20 was $21.06.

Goldman Sachs

STONE KEY PARTNERS

Near-Term Next Steps

Monday	Tuesday	Wednesday	Thursday	Friday
January 11	**January 12**	**January 13**	**January 14**	**January 15**
			Panther Board Meeting **“Stay The Course”**	
January 18	**January 19**	**January 20**	**January 21**	**January 22**
Martin Luther King, Jr. Day Public Holiday	**[Tentative]** **[redacted] Reverse Due Diligence Report Provided to Panther Board**	**[redacted] Final Bid Due** **Viper Final Bid Due**		**[Tentative]** **Panther Board Meeting** Review and Evaluate Proposals Discuss Feedback to Bidders
January 24	**January 25**	**January 26**	**January 27**	**January 28**
Advisor Discussions with Bidders to Negotiate Bids			Panther Board Meeting(s) to Determine Path Forward	